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                                                                     EXHIBIT 5.1


February 7, 1997


Spinnaker Industries, Inc.
600 N. Pearl Street
Suite 2160
Dallas, Texas 75201

Gentlemen:


    We have served as counsel for Spinnaker Industries, Inc., a Delaware corporation (the "Company"), and its subsidiaries (the "Guarantors"), in connection with preparation of the Registration Statement on Form S-4 (Registration No. 333-18789) (the "Registration Statement") to be filed by the Company and the Guarantors with the Securities and Exchange Commission (the "Commission") relating to the registration of $115,000,000 aggregate principal amount of the Company's 10 3/4% Senior Secured Notes due 2006, Series B (the "New Notes") and the Guarantees thereof by the Guarantors, which are to be offered in exchange for an equivalent principal amount of the Company's currently outstanding 10 3/4% Senior Secured Notes due 2006, Series A (the "Old Notes"), all as more fully described in the Registration Statement. The New Notes will be issued by the Company under the terms of the Indenture dated as of October 23, 1996 (the "Indenture"), among the Company, the Guarantors, BT Securities Corporation, as the Initial Purchaser, and The Chase Manhattan Bank, as Trustee. Capitalized terms not otherwise defined herein shall have the meanings assigned to such terms in the prospectus ("Prospectus") contained in the Registration Statement.


    In connection with this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of
(i) the Registration Statement, in the form initially filed with the Commission,
(ii) the certificates of incorporation, as currently in effect, of the Company and each of the Guarantors, (iii) the bylaws, as currently in effect, of the Company and each of the Guarantors, and (iv) the Indenture. We have also examined such documents and questions of law as we have deemed necessary to render the opinions expressed herein.

    In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of such latter documents. As to certain facts material to this opinion, we have relied without independent verification upon oral or written statements and representations of officers and other representatives of the Company and the Guarantors.

    Based upon and subject to the foregoing, we are of the opinion that

    1. The issuance and exchange of the New Notes for the Old Notes and the issuance of the Guarantees have been in each case duly authorized by all requisite corporate action on the part of the Company and the Guarantors, respectively.

    2. The New Notes and the Guarantees will be valid and binding obligations of the Company and the Guarantors, respectively, entitled to the benefits of the Indenture and enforceable against the Company and the Guarantors, respectively, in accordance with their respective terms, when (a) the Registration Statement, as finally amended (including all necessary post-effective amendments), shall have become effective under the Securities Act, (b) a Prospectus with respect to the New Notes shall have been filed with the Commission pursuant to Rule 424 under the Securities Act, (c) the New Notes have been duly executed and authenticated in accordance with the provisions of the Indenture, and (d) the New Notes have been issued and delivered in exchange for Old Notes pursuant to the terms set forth in the Prospectus, except to the extent that the enforceability thereof may be limited (y) by bankruptcy laws, insolvency laws or other similar laws generally affecting creditors' rights and
(z) by equitable principles of general application.

    We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement and in the Prospectus included therein under the heading "Legal Matters."

                                          Very truly yours,

                                          CROUCH & HALLETT, L.L.P.